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                                                                   EXHIBIT 10.10

                               AMENDMENT NO. 1 TO
                     SATURN ELECTRONICS & ENGINEERING, INC.
                        1995 MANAGEMENT STOCK OPTION PLAN
                     --------------------------------------


         This Amendment No. 1 to Saturn Electronics & Engineering, Inc. 1995 Management Stock Option Plan (this "Amendment"), is made as of November 19, 1997, in order to amend certain provisions of the Saturn Electronics & Engineering, Inc. 1995 Management Stock Option Plan (the "Option Plan").

         Item 1. Section II.B.1 of the Option Plan is amended to add the following at the end thereof:

         "; provided, however, that Incentive Options (as defined in Section IV.F) shall be granted only to employees (as defined in the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder (the "Code")) of the Company or a corporate Subsidiary, unless Section 422 of the Code, or any successor provision, then permits Incentive Options to be granted to others;"

         Item 2. Section III.A of the Option Plan is amended to read in its entirety as follows:

         "A. FORM. Subject to the terms of the Plan, the Committee, in its discretion, may grant to Participants Incentive Options (as defined in Section IV.F), Nonqualified Options (as defined in Section IV.F) or any combination thereof. Each option (each "Stock Option") granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option."

         Item 3. Section IV.B of the Option Plan is amended to add the following at the end thereof;

         "; provided that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted."

         Item 4. Section IV.C of the Option Plan is amended to add the following at the end thereof;

         "; and provided further, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary, such option shall expire not more than five (5) years after the date of grant."


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         Item 5. Section IV.D of the Option Plan is amended to read in its entirety as follows:

         "D. EXERCISABILITY. Stock Options shall become exercisable for the number of shares of Common Stock fixed by the Committee in the Stock Option Agreement. Unless provided otherwise in the Stock Option Agreement, Stock Options shall become exercisable upon the earliest to occur of the following (provided that the aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) shall not exceed $100,000):

         1.   In the event that the Company

              a. Offers its shares to the public in accordance with a registration statement made effective by the Securities and Exchange Commission ("Initial Public Offering" or "IPO"), or

              b. Merges with a corporation whose shares are publicly traded but does not experience a Change of Control (as defined in Section IX)

         Stock Options awarded through the Plan will become exercisable according to the following schedule (unless provided otherwise in the Stock Option Agreement):

                                                                            % OF ALL AWARDED
                         TIME FRAME                                         OPTIONS TO VEST
                         ----------                                         ---------------

12 months after effective date of IPO or merger with public company               25%
18 months after effective date of IPO or merger with public company               25%
24 months after effective date of IPO or merger with public company               25%
30 months after effective date of IPO or merger with public company               25%


         2. In the event of a Change of Control, all Stock Options will become immediately exercisable.

         3. The Committee shall retain the right to trigger exercisability at any other time which it determines, in its sole discretion, to be appropriate."

         Item 6. The reference in Section IV.E of the Option Plan to "IV.C.1, 2 or 3" is hereby changed to "IV.D.1, 2 or 3. "

         Item 7. Section IV.F of the Option Plan is amended to read in its entirety as follows:

         "F. TYPE OF STOCK OPTIONS. Stock Options granted under the Plan may be "Incentive Options," (options to purchase Common Stock which meet the requirements set forth in the Plan


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and are also intended to be, and qualify as, incentive stock options within the meaning of Section 422 of the Code) or "Nonqualified Options" (options to purchase Common Stock which meet the requirements set forth in the Plan but are not intended to be, or do not qualify as, incentive stock options within the meaning of the Code); provided that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) exceeding $100,000."

         Item 8. Section VIII of the Option Plan is amended to read in its entirety as follows:

         "VIII. TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

         Stock Options shall expire in accordance with Section IV.E herein, or in the case of termination of employment or directorship, as described below:

         A. OTHER THAN FOR CAUSE, DEATH, DISABILITY OR RETIREMENT. If the Participant's employment with the Company and all Subsidiaries or service as a director is terminated for any reason, or the Participant resigns as an officer or director of the Company, in either case other than for cause, retirement, death or disability (as determined solely by the Board), and the Stock Option or a portion thereof is exercisable on the date of termination, the Stock Option shall expire on the earlier of ninety (90) days after such termination of employment or directorship or the date the Stock Option expires in accordance with the related Option Agreement.

         B. CAUSE. If the Participant is terminated for cause, or if the Participant is removed as an officer or director of the Company, as determined by the Board, all Stock Options shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement, or date and time of termination of employment or removal as a director or officer.

         C. DEATH, DISABILITY OR RETIREMENT. If the Participant's employment with the Company and all Subsidiaries is terminated, or the Participant is no longer an officer or director of the Company, in either case due to retirement, disability (as determined solely by the Board) or death, and the Stock Option or a portion thereof was exercisable on the date of employment termination or on the date the Participant ceases to be a director or officer of the Company, the Stock Option shall expire on the earlier of the first anniversary of such termination or the date the Stock Option expires in accordance with the related Option Agreement.

         D. TERMINATION BEFORE IPO, MERGER, CHANGE OF CONTROL, OR COMMITTEE DETERMINED VESTING. Notwithstanding the provisions of Section VIII.A., B., and C.,


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         relating to termination of employment or termination as a director or officer of the Company, a Stock Option shall expire on the date of termination unless an IPO, with a public company, Change of Control or Committee determined vesting occurs prior to the date of termination (unless the Committee extends the period during which the Stock Option may be exercised by establishing a later termination date)."


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